Exhibit 5.1

[Derrick & Briggs, LLP letterhead]

October 1, 2026

AMREP Corporation
850 West Chester Pike, Suite 205
Havertown, Pennsylvania 19083

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to AMREP Corporation, an Oklahoma corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register 500,000 shares (the “Shares”) of the Company’s common stock, par value $.10 per share, that may be issued under the AMREP Corporation 2026 Equity Compensation Plan (the “Plan”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (including any prospectus supplements, the “Prospectus”), other than as expressly stated in this opinion letter with respect to the issue of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings ascribed in the Registration Statement.

As counsel, we have examined those matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. We have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; and (v) that each natural person signing any document reviewed by us had the legal capacity to do so.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date of this opinion letter, the issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Plan’s participants, and have been issued by the Company for legal consideration (not less than par value) in the circumstances contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Oklahoma General Corporation Act.

We are opining herein as to the Oklahoma General Corporation Act, and we express no opinion with respect to any other laws. Except as stated herein, we are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to the Shares, or to the sale or issuance thereof. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and is not a guarantee of result.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
Derrick & Briggs, LLP
/s/ Derrick & Briggs, LLP